Press Release	Certegy Inc.
11720 Amber Park Drive
Suite 600
Alpharetta, Georgia 30004

Date: October 23, 2003	Phone: 678-867-8000
Fax: 678-867-8100
Contact: Mary Waggoner
Certegy Inc.
VP—Investor and Public Relations
678-867-8004

FOR IMMEDIATE RELEASE

CERTEGY REPORTS THIRD QUARTER RESULTS

EPS OF $0.40 ON REVENUE OF $255.8 MILLION

ALPHARETTA, GA, October 23, 2003 — Certegy Inc. (NYSE:CEY) today reported third quarter 2003 diluted earnings per share of $0.40 on revenue of $255.8 million, operating income of $43.5 million and net income of $26.3 million.

“We met our objectives for the quarter and are pleased with our overall results,” stated Lee Kennedy, Certegy’s chairman, president and CEO. “Consistent with prior quarters, our North American card business continues to produce strong revenue growth and operating margins. We are also encouraged by the recent modest improvement in retail sales, which drove higher check guarantee volume growth and improved profitability in our core check business.”

THIRD QUARTER FINANCIAL HIGHLIGHTS

Highlights of the 2003 third quarter results as compared to the prior year quarter are as follows:

•	Revenue increased 0.5% to $255.8 million.
•	Operating income of $43.5 million increased 16.7%.
•	Interest expense totaled $2.0 million versus $1.6 million in the prior year quarter.
•	Net income increased by 19.8% to $26.3 million.
•	Diluted earnings per share of $0.40 increased by 25.0%.
•	The Company repurchased approximately 1.4 million shares of common stock at an average price of $28.50 per share.

Operating income in the third quarter of 2002 of $37.3 million included other charges of $9.4 million ($5.9 million after-tax) as described in note 2 to the accompanying quarterly income statement information. Excluding these charges from the 2002 third quarter results, operating income declined 6.7% and diluted earnings per share remained flat in the 2003 quarter.

Also during the quarter,

•	Certegy’s Board of Directors increased total share repurchase authority to $100 million, of which approximately $61.2 million remains, and approved a dividend of $0.05 per share paid on October 15 to holders of record as of October 1.
•	The Company issued $200 million of five-year senior unsecured notes at 4.75%, the proceeds of which were primarily used to repay outstanding indebtedness on the Company’s revolving credit facility.

SEGMENT RESULTS

Card Services generated revenue of $164.0 million in the third quarter of 2003, or 2.1% below the 2002 quarter. Strong 15.6% revenue growth in the Company’s North American card issuing operation was offset by declines in South American card issuing revenue and domestic merchant processing revenue. Card Services’ operating income of $36.6 million increased $2.0 million, or 5.7%, compared to $34.7 million in the third quarter of 2002. The prior year quarter included a $4.2 million asset impairment charge related to the Company’s Brazilian card operation. Excluding this charge, operating income declined 5.8%.

Check Services generated revenue of $91.7 million in the third quarter of 2003, an increase of 5.6% over the 2002 quarter driven by improved check guarantee volumes. Check Services’ operating income of $11.9 million increased by $3.7 million, or 46.1%, compared to $8.1 million in the corresponding 2002 quarter. The prior year quarter included $4.0 million in litigation settlement costs. Excluding this charge, operating income declined 1.9%.

Corporate expense of $5.0 million decreased by $0.5 million compared to $5.5 million in the third quarter of 2002. The prior year quarter included approximately $1.2 million in severance and other charges. Excluding the prior year charges, corporate expense increased $0.7 million compared to the prior year quarter. Rising insurance and employee benefit expenses and the timing of certain administrative costs drove corporate expense higher than the earlier 2003 quarters.

BUSINESS DEVELOPMENTS

Certegy’s global card base increased to 45.2 million at quarter-end. Domestic card issuing transaction volumes increased by 9.6% over the prior-year quarter, driven primarily by 18.3% growth in debit card transactions.

During the quarter, Certegy announced that Chartway Federal Credit Union had expanded its current credit card processing relationship to include debit card processing and e-banking services. The Company also finalized an agreement to process Visa and MasterCard transactions and personal loans for Krung Thai Card Public Company of Thailand (“KTC”). Certegy will process KTC’s 750,000 credit card and loan accounts from its state-of-the art processing center located in Melbourne, Australia.

Certegy also announced plans to participate in the Visa POS Check Service as an acquiring processor and a third-party check authorization source.

DEFERRAL OF ACCOUNTING CHANGE

In January 2003, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51” (“FIN 46”). On October 8, 2003, the FASB agreed to defer the effective date of FIN 46 to December 31, 2003. The previous rule required adoption as of July 1, 2003. The adoption of the new accounting standard is expected to result in a cumulative effect of accounting change expense of approximately $0.02 per diluted share in the fourth quarter of 2003, and an ongoing reduction in earnings per diluted share of approximately $0.01 per annum. This change is related to the accounting for the synthetic lease on the Company’s facility located in St. Petersburg, Florida.

OUTLOOK

The Company expects full year 2003 diluted earnings per share of $1.52 to $1.55, excluding year-to-date charges described in note 2 to the accompanying nine-month income statement information of $0.12 per diluted share and the expected cumulative effect of the FIN 46 change of $0.02 per diluted share in the fourth quarter.

TELECONFERENCE

Management will host a teleconference to discuss third quarter earnings on Thursday, October 23, 2003, at 9:00 a.m. Eastern Time. The live audio Webcast will be available at www.certegy.com. Please be advised that Microsoft’s Windows Media Player™ must be downloaded prior to accessing the presentation. It can be downloaded from www.microsoft.com/windows/mediaplayer. A replay of the Webcast will be available in the Investor Center section of the website after the call ends.

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Certegy (NYSE:CEY) provides credit and debit processing, check risk management and check cashing services, merchant processing and e-banking services to over 6,000 financial institutions, 117,000 retailers and 100 million consumers worldwide. Headquartered in Alpharetta, Georgia, Certegy maintains a strong global presence with operations in the United States, United Kingdom, Ireland, France, Chile, Brazil, Australia and New Zealand. As a leading payment services provider, Certegy offers a comprehensive range of transaction processing services, check risk management solutions and integrated customer support programs that facilitate the exchange of business and consumer payments. Certegy generated over $1.0 billion in revenue in 2002. For more information on Certegy, please visit www.certegy.com.

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The statements in this release include forward-looking statements that are based on current expectations, assumptions, estimates, and projections about Certegy and our industry. They are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Certegy’s control, that may cause actual results to differ significantly from what is expressed in those statements. The factors that could, either individually or in the aggregate, affect our performance include the following, which are described in greater detail in the section entitled “Risk Factors” in our Registration Statement on Form S-4 filed on September 26, 2003 with the SEC: Our reliance on a small number of financial industries for the majority of our revenues; our reliance on key strategic relationships; the necessity to maintain qualifications set by bank card associations in order to continue to provide transaction processing services; potential liability when merchant customers cannot or do not reimburse us for chargebacks resolved in favor of cardholders, or when checks we warrant are dishonored by the check writer’s bank; potential loss of customers from continued consolidation in the financial services and in retail industries; changes in regulation or industry standards applicable to our businesses or those of our customers; the level of economic growth or other factors affecting demand for our products and services; ability to maintain or improve our competitive positions against current and potential competitors; database security and reliability of our information technology systems; risks associated with investments and operations in foreign countries, including exchange rate fluctuations and local political, social, and economic factors, and those other risks listed in the above-referenced section of our Form S-4.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2003	2002
Revenues.	$255,791	$254,506

Operating expenses(1):
Costs of services	182,256	178,972
Selling, general and administrative	30,012	28,878
Other(2)	—	9,365

	212,268	217,215

Operating income	43,523	37,291
Other income, net	474	151
Interest expense	(2,045)	(1,619)

Income before income taxes	41,952	35,823
Provision for income taxes	(15,627)	(13,840)

Net income	$26,325	$21,983

Basic earnings per share	$0.40	$0.32

Average shares outstanding	65,019	68,850

Diluted earnings per share	$0.40	$0.32

Average shares outstanding	65,820	69,451

Revenues and operating income of the Company’s reportable segments for the three months ended September 30, 2003 and 2002 are as follows:

	Three Months Ended September 30,
	2003	2002
Revenues:
Card Services	$164,048	$167,609
Check Services	91,743	86,897

	$255,791	$254,506

Operating income(2):
Card Services	$36,630	$34,666
Check Services	11,852	8,110

	48,482	42,776
General corporate expense	(4,959)	(5,485)

	$43,523	$37,291

(1)	Certain 2002 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current year presentation.

(2)	Other charges of $9.4 million in 2002 ($5.9 million after-tax) represent a $4.2 million asset impairment charge related to the Company’s Brazilian card operation, a $4.0 million litigation settlement in Check Services, $0.2 million of severance charges in general corporate expense, and a $1.0 million market value loss on the Company’s collateral assignment in life insurance policies held for the benefit of certain employees recognized in general corporate expense.

CERTEGY INC.

CONSOLIDATED STATEMENTS OF INCOME

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

(In thousands, except per share amounts)

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Revenues	$743,352	$744,717

Operating expenses(1):
Costs of services	539,290	547,211
Selling, general and administrative	89,978	84,751
Other(2)	12,203	9,365

	641,471	641,327

Operating income	101,881	103,390
Other income, net	1,457	922
Interest expense	(5,354)	(5,345)

Income before income taxes	97,984	98,967
Provision for income taxes	(36,499)	(37,993)

Net income	$61,485	$60,974

Basic earnings per share	$0.94	$0.88

Average shares outstanding	65,462	68,913

Diluted earnings per share	$0.93	$0.87

Average shares outstanding	66,117	69,830

Revenues and operating income of the Company’s reportable segments for the nine months ended September 30, 2003 and 2002 are as follows:

	Nine Months Ended September 30,
	2003	2002
Revenues:
Card Services	$481,540	$497,340
Check Services	261,812	247,377

	$743,352	$744,717

Operating income(2):
Card Services	$88,455	$90,456
Check Services	26,825	26,672

	115,280	117,128
General corporate expense	(13,399)	(13,738)

	$101,881	$103,390

(1)	Certain 2002 expenses have been reclassified between costs of services and selling, general and administrative to conform to the current year presentation.

(2)	Other charges of $12.2 million in 2003 ($7.7 million after-tax) represent $9.6 million of early termination costs associated with a data processing contract and $2.6 million of other net charges primarily related to the downsizing of the Company’s Brazilian card operation. Other charges of $9.4 million in 2002 ($5.9 million after-tax) represent a $4.2 million asset impairment charge related to the Company’s Brazilian card operation, a $4.0 million litigation settlement in Check Services, $0.2 million of severance charges in general corporate expense, and a $1.0 million market value loss on the Company’s collateral assignment in life insurance policies held for the benefit of certain employees recognized in general corporate expense.

CERTEGY INC.

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2003 AND DECEMBER 31, 2002

(In thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,666	$14,166
Settlement deposits	22,815	27,104
Trade accounts receivable, net of allowance for doubtful accounts of $2,003 and $2,628, respectively	88,759	104,597
Settlement receivables	99,614	78,636
Claims recoverable	35,917	50,309
Other current assets	37,293	37,188

Total current assets	329,064	312,000
Property and equipment, net	39,119	38,637
Goodwill, net	184,192	168,956
Other intangible assets, net	32,696	31,342
Systems development and other deferred costs, net	113,987	96,706
Other assets, net	56,772	54,500

Total assets	$755,830	$702,141

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$21,308	$22,916
Settlement payables	122,429	105,740
Claims payable	28,386	48,306
Accrued salaries and bonuses	11,280	10,639
Income taxes payable	19,104	8,545
Other current liabilities	75,272	54,784

Total current liabilities	277,779	250,930
Long-term debt	199,504	214,200
Deferred income taxes	32,277	32,801
Other long-term liabilities	7,727	5,767

Total liabilities	517,287	503,698

Shareholders’ equity:
Common stock	695	695
Paid-in capital	248,302	249,115
Retained earnings	198,795	140,552
Deferred compensation	(11,523)	(9,116)
Accumulated other comprehensive loss	(86,636)	(114,799)
Treasury stock	(111,090)	(68,004)

Total shareholders’ equity	238,543	198,443

Total liabilities and shareholders’ equity	$755,830	$702,141

CERTEGY INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Cash flows from operating activities:
Net income	$61,485	$60,974
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,118	29,365
Amortization of deferred compensation and financing costs	4,057	4,021
Other noncash items	1,893	5,233
Deferred income taxes	(4)	9,905
Changes in assets and liabilities:
Accounts receivable, net	16,753	12,290
Current liabilities, excluding settlement and claims payables	10,931	(9,757)
Claims accounts, net	(3,429)	(6,218)
Other current assets	(460)	(3,243)
Other long-term liabilities	1,956	(374)
Other assets	(5,222)	(5,498)

Net cash provided by operating activities	119,078	96,698

Cash flows from investing activities:
Capital expenditures	(34,292)	(39,697)
Acquisition	(4,521)	—

Net cash used in investing activities	(38,813)	(39,697)

Cash flows from financing activities:
Net repayments on revolving credit facility	(214,200)	(63,300)
Proceeds from bond issuance, net of discount and payment of debt issue costs	196,680	—
Proceeds from exercise of stock options	2,879	15,771
Treasury stock purchases	(39,838)	(17,258)
Other	(5)	(358)

Net cash used in financing activities	(54,484)	(65,145)

Effect of foreign currency exchange rates on cash	4,719	(1,687)

Net cash provided (used)	30,500	(9,831)
Cash and cash equivalents, beginning of period	14,166	27,674

Cash and cash equivalents, end of period	$44,666	$17,843

CERTEGY INC.

SUPPLEMENTAL INFORMATION

(Unaudited)

1.	Revenues by product and service offering are as follows (in thousands):

		2002					2003
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
	Card Issuer Services	$107,648	$116,145	$110,573	$114,130	$448,496	$113,470	$114,298	$116,408
	Check Services	77,623	82,857	86,897	99,688	347,065	82,993	87,076	91,743
	Merchant Processing	48,566	54,248	54,104	45,988	202,906	40,385	43,679	44,216
	Software and Support	1,005	2,119	2,932	3,445	9,501	3,321	2,339	3,424

		$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392	$255,791

2.	Revenues by geographic area (based on location of customer) are as follows (in thousands):

		2002					2003
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
	Domestic	$190,106	$208,711	$209,988	$215,802	$824,607	$195,090	$208,169	$216,805
	International	44,736	46,658	44,518	47,449	183,361	45,079	39,223	38,986

		$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392	$255,791

3.	Revenues are comprised of the following (in thousands):

		2002					2003
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
	Product and Service Fees	$180,310	$192,809	$194,984	$212,002	$780,105	$191,527	$193,657	$203,929
	Interchange Fees	39,475	43,932	43,834	35,391	162,632	31,699	34,508	34,582
	Reimbursable Expenses	15,057	18,628	15,688	15,858	65,231	16,943	19,227	17,280

		$234,842	$255,369	$254,506	$263,251	$1,007,968	$240,169	$247,392	$255,791

	In 2002, the Company adopted Emerging Issues Task Force Issue No. 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred,” which required that reimbursements received for out-of-pocket expenses be reclassified as revenues. In 2002, the Company disclosed the quarterly amounts reclassified to revenues as required by the adoption of EITF 01-14 and certain other reclassifications, including service fees from collection activities related to our check guarantee business. Prior to the adoption of EITF 01-14, service fees were netted against collection expense in the consolidated statement of income. These fees are included in product and service fees above.

4.	Currency translation increased (decreased) revenues and operating income in the first nine months of 2003 as compared with the prior year as follows (in thousands):

		Revenues
		1st Qtr	2nd Qtr	3rd Qtr	YTD
	Card Services	$(3,243)	$489	$1,393	$(1,361)
	Check Services	1,533	1,442	587	3,562

		$(1,710)	$1,931	$1,980	$2,201

		Operating Income, Before Charges
		1st Qtr	2nd Qtr	3rd Qtr	YTD
	Card Services	$(580)	$636	$(137)	$(81)
	Check Services	225	302	128	655

		$(355)	$938	$(9)	$574

		Operating Income, After Charges
		1st Qtr	2nd Qtr	3rd Qtr	YTD
	Card Services	$811	$636	$(137)	$1,310
	Check Services	208	302	128	638

		$1,019	$938	$(9)	$1,948

CERTEGY INC.

SUPPLEMENTAL INFORMATION, CONTINUED

(Unaudited)

5.	Check volumes in dollars are as follows (in millions):
		2002					2003
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
	Domestic	$7,107	$7,662	$7,683	$9,197	$31,649	$7,145	$7,499	$7,783
	International	734	805	832	934	3,305	761	811	830

		$7,841	$8,467	$8,515	$10,131	$34,954	$7,906	$8,310	$8,613

	Guarantee	$5,931	$6,413	$6,533	$7,787	$26,664	$6,251	$6,606	$6,962
	Verification	1,910	2,054	1,982	2,344	8,290	1,655	1,704	1,651

		$7,841	$8,467	$8,515	$10,131	$34,954	$7,906	$8,310	$8,613

6.	Number of cards and accounts processed (end of period) are as follows (in thousands):

		2002					2003
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr		1st Qtr	2nd Qtr	3rd Qtr
	Cards:
	Domestic	21,850	22,014	22,246	22,497		22,749	23,010	23,347
	International	21,317	21,960	23,970	24,182		23,094	22,054	21,871

		43,167	43,974	46,216	46,679		45,843	45,064	45,218

	Accounts:
	Domestic	16,699	16,889	17,111	17,089		17,411	17,642	17,903
	International	18,937	19,302	20,538	20,766		19,977	19,014	18,874

		35,636	36,191	37,649	37,855		37,388	36,656	36,777

7.	Merchant volumes in dollars and number of transactions are as follows:

		2002					2003
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
	Dollars (in millions)
		$2,169	$2,422	$2,409	$1,941	$8,941	$1,763	$1,882	$1,960

	Number of Transactions (in thousands)	30,940	33,658	33,627	25,883	124,108	20,616	21,743	22,724

8.	Depreciation and amortization by segment is as follows (in thousands):

		2002					2003
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
	Card Services	$8,111	$7,918	$7,961	$7,896	$31,886	$7,715	$7,999	$8,400
	Check Services	1,809	1,616	1,632	1,515	6,572	1,801	2,001	2,384
	Corporate	86	97	135	274	592	296	250	272

		$10,006	$9,631	$9,728	$9,685	$39,050	$9,812	$10,250	$11,056

9.	Capital expenditures and acquisitions are as follows (in thousands):

		2002					2003
		1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr	2nd Qtr	3rd Qtr
	Capital expenditures	$12,137	$14,713	$12,847	$9,264	$48,961	$8,432	$15,138	$10,722

	Acquisitions, net of cash acquired	$—	$—	$—	$10,433	$10,433	$—	$—	$4,521